EXHIBIT 10

PORTAGE BIOTECH INC.

STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

     The purpose of this stock option plan (the "Plan") is to develop the interest of the directors, officers, employees and consultants who provide on-going services (other than services rendered in connection with the offer and sale of securities in a capital raising transaction)(collectively, "Optionees") to Portage Biotech Inc. (the "Corporation") and its subsidiaries in the growth and development of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation and to better enable the Corporation and its subsidiaries to attract and retain persons of desired experience and ability.

2.   ADMINISTRATION

     This Plan shall be administered by the board of directors of the Corporation (the "Directors").

3.   GRANTING

     The Directors may from time to time and in their discretion grant by way of resolution one or more stock options ("Stock Options") to purchase voting common shares of the Corporation ("Common Shares") to any one or more Optionees.

4.   NUMBER

     The maximum number of Common Shares reserved for issuance at any time pursuant to this Plan shall not exceed 10% of the issued and outstanding Common Shares in the capital of the Corporation. For greater certainty, if an Option is surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

5.   EXERCISE PRICE

     The Directors shall fix the exercise price thereof (the "Exercise Price"), in their sole discretion at the time of grant of a Stock Option. The exercise price will be greater of the closing market price on (a) the trading day prior to the day of grant and (b) the date of the grant of the stock options.

6.   VESTING

     At the time of grant of a Stock Option, the Directors shall fix the date or dates on which the Optionee shall be entitled to exercise part or all of such Stock Option (the "Vesting Dates").

7.   EXPIRY DATE

     At the time of grant of a Stock Option, the Directors shall fix the date on which such Stock Option shall expire (the "Expiry Date"), provided that such date shall be no later than five (5) years from the date of grant.

8.   STOCK OPTION AGREEMENT

     A written agreement shall be entered into between the Corporation and each Optionee to whom a Stock Option has been granted under this Plan, which such agreement shall set out the number of Common Shares under option, the Exercise Price, the Vesting Dates, the Expiry Date and such other terms as the Directors determine to be necessary or desirable, all of which shall be in accordance with the provisions of this Plan (the "Stock Option Agreement"). The Stock Option Agreement will be in such form as the Directors may from time to time approve and may be executed and delivered for and on behalf of the Corporation by any one of the Chief Executive Officer or Chief Financial Officer of the Corporation or such other officer or director of the Corporation as the Directors may authorize.

9.   NO RIGHT OF ASSIGNMENT

     All Stock Options granted pursuant to this Plan shall be personal to the Optionee and shall not be assignable or otherwise transferable except by will or the laws of descent and distribution.

10.  NO RIGHT AS SHAREHOLDER

     An Optionee shall have no rights whatsoever as a shareholder in respect of any Common Shares under option to such Optionee unless and until he/she has exercised the related Stock Option in respect of such Common Shares.

11.  EXERCISE

     A Stock Option may be exercised in whole or in part by the delivery to the Corporation at its head office of a written notice (the "Notice") that specifies the number of Common Shares in respect of which such Stock Option is being exercised together with payment in an amount equal to the Exercise Price thereof multiplied by such number of Common Shares.

     Upon the exercise of a Stock Option in whole or in part, the Corporation shall cause to be delivered to the Optionee a certificate registered in the name of such Optionee representing the number of Common Shares specified in the Notice.

     Common Shares issued upon the valid exercise of a Stock Option shall be validly issued as fully paid and non-assessable. The issuance of such Common Shares shall not require any further resolution or approval of the Directors and shall be deemed to have occurred on the date that the related Stock Option was exercised.

12.  VARIATIONS IN NUMBER

     In the event that the Corporation:

     (a)  declares a stock dividend or makes a distribution on the Common Shares in Common  Shares;

     (b)  subdivides or consolidates the issued and outstanding Common Shares into a greater or smaller number of Common Shares;

     (c)  issues rights to all or substantially all of the holders of the Common Shares to purchase additional Common Shares at a price below the closing trading price of the Common Shares on the record date associated with such issuance; or

     (d)  effects any transaction through which the Common Shares as a class are converted into or rendered exchangeable for any other securities,

then the Directors may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan and in the number, kind and Exercise Price of shares subject to outstanding Stock Options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

13.  VARIATIONS IN VESTING

     In the event that an Optionee dies, such Optionee's executor or executrix shall have the right to exercise part or all of all then outstanding and vested Stock Options on behalf of the Optionee's estate until the earlier of the date set by the Directors at the time of the grant of such Stock Options (such date not to exceed one year after the date of death of the Optionee) or the Expiry Date. All Stock Options not exercised by such date shall immediately and automatically terminate. The Directors shall have the right, in their sole discretion, to provide at the time of the grant of the Stock Options of an Optionee, that all Stock Options granted to such Optionee shall be deemed to fully vest on the day prior to the Optionee's death. If the Directors do so, such Optionee's executor or executrix shall have the right to exercise all of the outstanding Stock Options of such Optionee in accordance with the above.

     In the event that an Optionee retires or resigns from his or her office and employment with the Corporation and all of its subsidiaries or is removed from such office and employment (whether with or without cause) or otherwise ceases to hold such office or employment for any reason (otherwise than as a result of the death of the Optionee or for cause), such Optionee shall have the right to exercise part or all of his or her then outstanding and vested Stock Options until the earlier of the date set by the Directors at the time of the grant of such Stock Options in the Stock Option Agreement  (such date not to exceed 90 days after the date such Optionee retires or is removed from such office) or the Expiry Date. All such Stock Options not exercised by such date shall immediately and automatically terminate. The Directors shall have the right, in their sole discretion, to provide at the time of the grant of the Stock Options of an Optionee, that all Stock Options granted to such Optionee shall be deemed to fully vest on the day prior to the resignation or removal of the Optionee from such office or employment. If the Directors do so, such Optionee shall have the right to exercise all of the outstanding Stock Options of such Optionee in accordance with the above. Notwithstanding the foregoing, in the event the an Option is removed from employment for cause, all then outstanding and unvested Stock Options granted to such Optionee shall immediately and automatically terminate.

In the event that:

     (a)  the Directors determine that there is a reasonable probability that the Corporation will be reorganized, amalgamated or merged with, consolidated into or in any way combined with, another corporation;

     (b)  the shareholders of the Corporation approve the liquidation, dissolution or winding-up of the Corporation or the sale, lease, exchange or other disposition of all or substantially all of the property of the Corporation;

     (c)  a take-over bid, which is a "formal bid" (as that term is defined by the Securities Act (Ontario)), is made for any voting or equity securities of the Corporation; or

     (d)  the Directors determine that there is a reasonable probability that the Corporation will experience a change of control (as determined by the Directors)

then the Directors may by resolution determine that all or any part of the outstanding and unvested Stock Options granted to any one or more Optionees shall vest on a date specified by such resolution and all such Stock Options shall be deemed to have vested on the date so specified.

14.  AMENDMENT OR DISCONTINUANCE OF PLAN

     This Plan is subject to the rules of the stock exchange or exchange facility through which the Common Shares may at any time be traded (the "Rules"). To the extent that any provision of this Plan conflicts with any Rule, such Rule shall govern and this Plan shall be deemed to be amended to be consistent therewith.

     The Directors may amend or discontinue this Plan at any time (upon receipt of the approval of the Exchange), provided that no such amendment or discontinuance may, without the consent of any affected Optionee, alter or impair any Stock Options previously granted to such Optionee under this Plan.

15.  EFFECTIVE DATE

     This Plan is effective as of November 13, 2013

Dated:  November 13, 2013

     PORTAGE BIOTECH INC.
Sd: Decaln Doogan Declan Doogan Chief Executive Officer	Sd: Kam Shah Kam Shah Chief Financial Officer